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                                                                    Exhibit 23.1



     We hereby consent to (a) the use of this opinion for filing as Exhibit 5.1 to the Registration Statement and (b) to the use of our name under the heading "Legal Matters" in the Prospectus included in the Registration Statement, as the same may be further amended and declared effective by the SEC.


                                             Very truly yours,




                                             /s/ McDermott Will & Emery